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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 26, 1999 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 11, 1999 and to all references to our firm included in or made a part of this Registration Statement.

                                                    ARTHUR ANDERSEN LLP

New York, New York
March 6, 2000

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